                                       Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2007 relating to the financial statements, which appears in Pruco Life Insurance Company of New Jersey's Annual Report on Form 10-K for
the year ended December 31, 2006.

PricewaterhouseCoopers LLP
New York, New York
December 18, 2007